UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2021
THE ALLSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 2775 Sanders Road, Northbrook, Illinois    60062
(Address of principal executive offices)    (Zip Code)
Registrant’s telephone number, including area code  (847) 402-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALL	New York Stock Exchange Chicago Stock Exchange
5.100% Fixed-to-Floating Rate Subordinated Debentures due 2053	ALL.PR.B	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 5.625% Noncumulative Preferred Stock, Series G	ALL PR G	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 5.100% Noncumulative Preferred Stock, Series H	ALL PR H	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 4.750% Noncumulative Preferred Stock, Series I	ALL PR I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ____

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2021, Allstate Life Insurance Company (“ALIC”), an indirect wholly owned subsidiary of The Allstate Corporation (the “Registrant”), Allstate Insurance Holdings, LLC (“AIH”), a direct wholly owned subsidiary of the Registrant, Allstate Financial Insurance Holdings Corporation (“AFIHC” and, together with ALIC and AIH, each a “Seller” and, together, the “Sellers”), a direct wholly owned subsidiary of the Registrant, and Allstate Insurance Company (“AIC”, and together with the Sellers, the “Seller Parties”), an indirect wholly owned subsidiary of the Registrant, entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) with Wilton Reassurance Company, an insurance company organized under the laws of the State of Minnesota (the “Buyer”). Pursuant to the terms of the Purchase Agreement, the Buyer has agreed to acquire all of the shares of the capital stock of Allstate Life Insurance Company of New York, a wholly owned subsidiary of ALIC (“ALNY”), and Intramerica Life Insurance Company, a wholly owned subsidiary of AFIHC (together with ALNY, the “Companies”) (together with the other transactions contemplated by the Purchase Agreement, the “Transaction”). The Transaction, together with the pending, previously announced sale of ALIC and Allstate Assurance Company to Antelope US Holdings Company, an affiliate of an investment fund associated with the Blackstone Group Inc. (the “ALIC Sale”), as described in the Registrant’s Current Report on Form 8-K dated January 26, 2021, will result in the Registrant’s and its affiliates’ divestiture of substantially all of its life and annuities business. Under the terms of the Purchase Agreement, prior to the consummation of the sale of the Companies to the Buyer, AIH or another subsidiary of the Registrant will contribute to ALNY an amount in cash equal to approximately $660 million. The gross consideration to be paid by the Buyer to the Sellers will be an amount in cash equal to approximately $220 million, subject to adjustment as specified in the Purchase Agreement.
Prior to the closing of the Transaction, the Registrant and its affiliates will consummate certain pre-sale restructuring and reinsurance transactions (the “Pre-Sale Transactions”) to, among other things, transfer certain out-of-scope assets and businesses, through reinsurance or otherwise, from ALNY to AIC or other affiliates of the Registrant, and terminate certain existing reinsurance arrangements between ALIC and ALNY. The consummation of the Transaction (including the Pre-Sale Transactions) will result in the satisfaction of the conditions to the ALIC Sale that relate to ALNY.
The Transaction is expected to close in the second half of 2021, subject to the satisfaction or waiver of various closing conditions, including, among other things, (i) the receipt of certain governmental authorities’ approvals, including insurance regulatory approvals, without imposition of a Burdensome Condition (as defined in the Purchase Agreement), (ii) if required, the expiration or termination of the applicable waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any law, injunction or order restraining the Transaction and (iv) the consummation of the Pre-Sale Transactions. The obligation of the Buyer, on the one hand, and the Seller Parties, on the other hand, to consummate the Transaction is further subject to certain additional customary conditions, including the accuracy of the other parties’ representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifiers), the other parties’ compliance with their covenants and agreements contained in the Purchase Agreement in all material respects, the delivery of certain executed documents and closing deliverables at closing as contemplated by the Purchase Agreement and, with respect to the Buyer’s obligation to consummate the Transaction, the absence of any Material Adverse Effect (as defined in the Purchase Agreement). Subject to the limitations set forth in the Purchase Agreement and, in the case of regulatory approvals, without the imposition of a Burdensome Condition, the parties are required to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction.
The Purchase Agreement contains customary representations and warranties as well as covenants by each of the parties. The representations and warranties in the Purchase Agreement are the product of negotiation among the parties to the Purchase Agreement and are for the sole benefit of such parties. Any inaccuracies in such representations and warranties are subject to waiver by such parties in accordance with the Purchase Agreement without notice or liability to any other person. In some instances, the representations and warranties in the Purchase Agreement may represent an allocation among the parties of risk associated with particular matters, and the assertions embodied in those representations and warranties are qualified by information disclosed by one party to the other in connection with the execution of the Purchase Agreement. Consequently, persons other than the parties to the Purchase Agreement may not rely upon the representations and warranties in the Purchase Agreement as characterizations of actual facts or circumstances as of the date of the Purchase Agreement or as of any other date.
Under the Purchase Agreement, the Sellers will indemnify the Buyer for Indemnifiable Losses (as defined in the Purchase Agreement) arising out of breaches of representations and warranties (subject in some cases to thresholds, deductibles and caps), breaches of covenants, the Pre-Sale Transactions, and certain pre-closing liabilities that the Sellers have agreed to retain. The Buyer will indemnify the Sellers for Indemnifiable Losses arising out of breaches of representations and warranties (subject in some cases to thresholds, deductibles and caps), and breaches of pre-closing covenants and certain other matters.
The Purchase Agreement contains customary termination rights, including the parties’ right to terminate by mutual consent of AIC and Buyer, in the event of a final and non-appealable law or order that prohibits the consummation of the Transaction, or in the event that the conditions to the closing of the Transaction (other than those conditions that by their terms are to be satisfied by actions taken at the closing) have not been satisfied by November 26, 2021 (as it may be extended, the “Outside Date”). Each party also has a termination right in the event of the other party’s material breach of its obligations under the Purchase Agreement that are not capable of being cured before the Outside Date or are not cured within 20 days of receipt of notice of such breach.
The above description of the Transaction and the Purchase Agreement has been included to provide investors with summary information regarding its terms. It is not intended to provide any other factual information about the Registrant or its subsidiaries and affiliates. The Purchase Agreement has been filed herewith as Exhibit 2.1 and is incorporated herein by reference, and the description set forth above is qualified in its entirety by the full terms and conditions of the Purchase Agreement.
Section 7 – Regulation FD
Item 7.01. Regulation FD Disclosure.
The Registrant’s press release dated March 29, 2021, announcing entry into the Purchase Agreement and the Transaction, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is furnished and not filed, pursuant to Instruction B.2 of Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)                             Exhibits

Exhibit No.	Description

2.1
Stock Purchase Agreement, dated as of March 29, 2021, by and between Allstate Life Insurance Company, Allstate Insurance Company, Allstate Financial Insurance Holdings Corporation, Allstate Insurance Holdings, LLC and Wilton Reassurance Company (certain schedules and exhibits to the Stock Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish to the Securities and Exchange Commission, upon request, a copy of any omitted schedule or exhibit).

99.1	Registrant's press release dated March 29, 2021.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

		By:	/s/ Daniel G. Gordon
		Name:	Daniel G. Gordon
		Title:	Vice President, Assistant General
Counsel and Assistant Secretary

Date:	March 29, 2021

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